UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2005

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.

Credit Agreement

In connection with the completion of the acquisition on January 6, 2005 by The Cooper Companies, Inc. (the “Company” or “Cooper”) of Ocular Sciences, Inc. (“Ocular”) (see Item 2.01 below for further details), the Company entered into a Credit Agreement (the “Credit Agreement”), dated as of January 6, 2005, by and among the Company, the lenders from time to time party thereto, KeyBank National Association (“KeyBank”), as administrative agent, swing line lender and an LC issuer, KeyBank and J.P. Morgan Securities Inc. as co-lead arrangers and joint bookrunners, JPMorgan Chase Bank, as syndication agent, and Calyon New York Branch, Union Bank of California, N.A. and HSBC Bank USA, National Association, each as co-documentation agent. The Credit Agreement provides for (1) a revolving credit facility in an aggregate amount equal to $275 million; which terminates on January 6, 2010, (2) a term loan A facility of up to an aggregate of $225 million which matures on January 6, 2010; and (3) a term loan B facility of up to an aggregate of $250 million which matures on January 6, 2012.

We have the option to select floating or periodic fixed-rate loans under the terms of the Credit Agreement. Depending upon certain financial ratios and the type of loan, loans under the Credit Agreement bear interest at rates ranging from 0.0% to 1.75% over the selected fixed or floating interest rate. Interest on floating rate loans is payable monthly in arrears, while interest on the various fixed-rate loans available under the credit facility is payable at the end of selected interest periods ranging from one to 12 months. During the term of the revolving facility, we may borrow, repay and re-borrow amounts available under the revolving credit facility, subject to voluntary reduction of the revolving commitment.

We pay an annual commitment fee that ranges from 0.175% to 0.375% of the unused portion of the revolving credit facility depending on certain financial ratios. In addition to the annual commitment fee described above, we are also required to pay certain letter of credit and related fronting fees and other administrative fees pursuant to the terms of the Credit Agreement.

Borrowings under the credit facility are guaranteed by certain of our subsidiaries and are secured by a first-lien security interest in all of our assets and substantially all the assets of the subsidiary guarantors.

Loans outstanding under the Credit Agreement are subject to mandatory prepayment in certain circumstances, including, but not limited to, mandatory prepayments based upon specified excess cash flow calculations and receipt of certain proceeds of asset sales, equity sales and indebtedness.

The Credit Agreement includes, among other terms and conditions, limitations (subject to specified exclusions) on our and our subsidiary guarantors’ ability to make asset dispositions; merge or consolidate with or into another person or entity; create, incur, assume or be liable for indebtedness; create, incur or allow liens on any property or assets; make investments; and declare or make specified restricted payments. Pursuant to the terms of the Credit Agreement, we are also required to maintain specified financial ratios.

The description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as exhibit 10.1 to this report and incorporated by reference herein.

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

On January 6, 2005, we completed our acquisition of Ocular pursuant to, and in accordance with, the terms of the Agreement and Plan of Merger, dated as of July 28, 2004, as amended by Amendment No. 1, dated as of October 18, 2004 (the “Merger Agreement”), by and among the Company, Ocular and TCC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”).

Pursuant to the Merger Agreement, Ocular was merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of the Company. Upon completion of the Merger, each share of Ocular common stock was canceled and converted into the right to receive $22.00 in cash and 0.3879 of a share of common stock, par value $0.10 per share, of the Company (the “Common Stock”). In addition, all options to purchase shares of Ocular common stock were canceled in exchange for the right to receive specified consideration from the Company as more fully set forth in the Merger Agreement. The Company paid approximately $600 million in cash and authorized the issuance of approximately 10.7 million shares of its Common Stock to Ocular stockholders and option holders in connection with the Merger.

The description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and Amendment No. 1 to the Merger Agreement, which are incorporated by reference herein.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the consummation of the Merger, the Board of Directors of the Company was increased from eight members to ten members. On July 28, 2004, the Board of Directors of the Company approved the appointment of John D. Fruth, a former Chairman and director of Ocular, and Edgar J. Cummins, also a former director of Ocular, to fill the two newly created vacancies on the Company’s Board of Directors.

Messrs. Fruth’s and Cummins’ terms as members of the Board of Directors of the Company will expire at the 2005 Annual Meeting of Stockholders of the Company or their earlier death, resignation or removal. As of the date hereof, Messrs. Fruth and Cummins have not been appointed to any committees of the Company’s Board of Directors.

Messrs. Fruth and Cummins were previously stockholders of Ocular, and received in the Merger, in exchange for their shares of Ocular common stock, cash and shares of Common Stock of the Company. As directors of the Company, Messrs. Fruth and Cummins will be entitled to receive the same compensation as other non-employee directors of the Company.

Item 7.01 Regulation FD Disclosure.

On January 6, 2005, The Cooper Companies, Inc. issued a press release announcing that it has completed its merger with Ocular Sciences, Inc. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 28, 2004, by and among The Cooper Companies, Inc., TCC Acquisition Corp. and Ocular Sciences, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2004).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 18, 2004, by and among The Cooper Companies, Inc., TCC Acquisition Corp. and Ocular Sciences, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2004).

10.1	Credit Agreement, dated as of January 6, 2005, by and among The Cooper Companies, Inc, the lenders from time to time party thereto, KeyBank National Association as administrative agent, swing line lender and an LC issuer, KeyBank and J.P. Morgan Securities Inc. as co-lead arrangers and joint bookrunners, JPMorgan Chase Bank, as syndication agent, and Calyon New York Branch, Union Bank of California, N.A. and HSBC Bank USA, National Association, each as co-documentation agent.

99.1	Press Release dated January 6, 2005 of The Cooper Companies Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Carol R. Kaufman
Carol R. Kaufman
Senior Vice President of Legal Affairs,
Secretary and Chief Administrative Officer

Dated: January 7, 2005

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 28, 2004, by and among The Cooper Companies, Inc., TCC Acquisition Corp. and Ocular Sciences, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2004).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 18, 2004, by and among The Cooper Companies, Inc., TCC Acquisition Corp. and Ocular Sciences, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2004).

10.1	Credit Agreement, dated as of January 6, 2005, by and among The Cooper Companies, Inc, the lenders from time to time party thereto, KeyBank National Association as administrative agent, swing line lender and an LC issuer, KeyBank and J.P. Morgan Securities Inc. as co-lead arrangers and joint bookrunners, JPMorgan Chase Bank, as syndication agent, and Calyon New York Branch, Union Bank of California, N.A. and HSBC Bank USA, National Association, each as co-documentation agent.

99.1	Press Release dated January 6, 2005 of The Cooper Companies Inc.